EXHIBIT 99.1

Fluidigm Announces Fourth Quarter and Full Year 2020 Financial Results

Fourth Quarter Total Revenue Increased 38 Percent to $44.6 million

Fourth Quarter Product and Service Revenue Increased 26 Percent to $40.5 million

Full Year Total Revenue Increased 18 Percent to $138.1 million

Collaboration with PLT Tech to Market CyTOF Technology to Clinical Labs in China

SOUTH SAN FRANCISCO, Calif., Feb. 10, 2021 (GLOBE NEWSWIRE) -- Fluidigm Corporation (Nasdaq:FLDM), an innovative biotechnology tools provider with a vision to improve life through comprehensive health insight, today announced financial results for the fourth quarter and full year ended December 31, 2020.

Financial Highlights

Fourth Quarter 2020

  Fourth quarter revenue increased 38 percent to $44.6 million from $32.4 million in the fourth quarter of 2019. Product and service revenue increased 26 percent to $40.5 million. Total revenue included $4.1 million of other revenue.
  GAAP net loss for the quarter was $18.0 million, compared with a GAAP net loss of $12.7 million for the fourth quarter of 2019.
  Non-GAAP net loss was $9.8 million for the quarter, compared with a $2.3 million non-GAAP net loss for the fourth quarter of 2019.

Full Year 2020

  Revenue increased 18 percent to $138.1 million from $117.2 million in full year 2019. Total revenue included $15.6 million of other revenue.
  GAAP net loss was $53.0 million, compared with a GAAP net loss of $64.8 million for the full year of 2019.
  Non-GAAP net loss was $21.8 million for the full year, compared with a non-GAAP net loss of $23.7 million for the full year of 2019.

“Revenue in the fourth quarter was the highest in the company’s history, driven by exceptional performance in microfluidics as well as sequential improvement in mass cytometry,” said Chris Linthwaite, President and CEO. “Demand for our saliva-based COVID-19 tests was notable, and we saw broad-based improvement in our core business lines compared to earlier periods in the pandemic. For the full year, we delivered record-breaking revenue while navigating an incredibly volatile operating environment that impacted all facets of our business. We made excellent progress in our molecular diagnostics and immune research strategies, expanding our customer base and driving growth in our recurring revenue sources. In addition, we strengthened our balance sheet and secured new partnerships to build new capabilities, access new markets and develop new products.”

Linthwaite added, “Although COVID-19 caused significant disruption to our business, our agility and responsiveness paved the way for accelerating growth and increased opportunities in 2021 and beyond. We anticipate further progress in transforming our microfluidics franchise into a durable diagnostics platform with new product releases and partnerships. Additionally, our mass cytometry franchise is moving closer to healthcare decision making with a strong increase in publications, clinical studies, and an exciting new collaboration to enter regulated markets in China. We anticipate that new product innovation, new collaborations and partnerships, and a growing body of research and clinical trial insights will drive growth as we pioneer new fields of scientific exploration in human biology.”

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Fourth Quarter 2020 Results
Revenue by market and category:

Total by Category	Revenue by Category	Year-over-Year Change	% of Total Revenue
Instruments	$14.9 million	(6)%	33%
Consumables	$19.5 million	79%	44%
Service	$6.1 million	13%	14%
Other	$4.1 million	N/A	9%
Total revenue	$44.6 million	38%	100%

Mass Cytometry by Category	Revenue by Category	Year-over-Year Change	% of Total Revenue
Instruments	$9.8 million	(24)%	50%
Consumables	$5.4 million	9%	28%
Service	$4.3 million	15%	22%
Total	$19.5 million	(9)%	100%

Microfluidics by Category*	Revenue by Category	Year-over-Year Change	% of Total
Instruments	$5.1 million	71%	24%
Consumables	$14.1 million	137%	67%
Service	$1.8 million	9%	9%
Total	$21.0 million	98%	100%

*Microfluidics by category excludes Other Revenue of $4.1 million.

Revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total
Americas*	$22.1 million	87%	50%
EMEA	$14.3 million	24%	32%
Asia-Pacific	$8.2 million	(10)%	18%
Total revenue	$44.6 million	38%	100%

*Americas geographic area includes Other Revenue of $4.1 million.

Loss from operations:
GAAP loss from operations for the fourth quarter was $16.9 million, compared with a GAAP loss from operations of $9.2 million for the fourth quarter of 2019. Non-GAAP loss from operations was $8.8 million for the fourth quarter, compared with a $1.7 million non-GAAP loss from operations for the fourth quarter of 2019.

GAAP loss from operations for the full year 2020 was $51.0 million, compared with a GAAP loss from operations of $51.8 million for the full year 2019. Non-GAAP loss from operations was $20.4 million for the full year 2020, compared with a $24.1 million non-GAAP loss from operations for the full year 2019.

Cash and cash equivalents and restricted cash as of December 31, 2020:
Cash and cash equivalents and restricted cash as of December 31, 2020, totaled $69.5 million, compared to $73.4 million as of September 30, 2020. Cash and cash equivalents, available-for-sale securities and restricted cash as of December 31, 2019, totaled $60.7 million.

Operational and Business Progress

Microfluidics

  Thirty instruments are now generating patient testing results.
  The company received a CE-IVD mark for its Advanta™ Dx SARS-CoV-2 RT-PCR Assay for COVID-19.
  Two private labs based in Missouri, Helix Specialty Diagnostics and Genomic LTC DX, are partnering to provide COVID-19 testing using the Advanta Dx Assay. Both are certified under the Clinical Laboratory Improvement Amendments (CLIA).
  University adoption progressed with George Mason University providing COVID-19 testing with the Advanta Dx SARS-CoV-2 RT-PCR Assay.
  A growing body of peer-reviewed research is confirming the accuracy of saliva-based testing

Mass Cytometry:

  The company announced a collaboration with Zhejiang PuLuoTing Health Technology Co. Ltd to market CyTOF® technology to clinical labs in China. As part of the agreement, the companies are collaborating to seek approval for a CyTOF instrument authorized for diagnostic use in China.
  The National Institutes of Health is sponsoring a study at Stanford University School of Medicine utilizing mass cytometry and the company’s Maxpar® Direct™ Immune Profiling Assay™ to evaluate immune responses in pediatric patients with COVID-19.
  A new study published by Georgetown Lombardi Comprehensive Cancer Center validates the potential for Imaging Mass Cytometry™ to provide new insights into the interactions between pancreatic tumor cells and the immune system and to identify novel and actionable targets for pancreatic cancer therapy.
  The mass cytometry active installed instrument base increased to 328 at the end of 2020. This included 102 imaging-enabled instruments.
  Through January 2021, CyTOF technology was used in 129 clinical trials, including 8 for Imaging Mass Cytometry.
  As of the end of 2020, total publications and reviews involving CyTOF technology exceeded 1,380 total, including 88 publications and reviews for Imaging Mass Cytometry. Publications are up 100% percent compared to the end of 2019.

Industry recognition:

  Fluidigm was named to Greater Toronto’s Top Employers for 2021, the second time in as many years the company was chosen for the annual listing of organizations with exceptionally positive and engaging environments that inspire and motivate employees.

Full Year 2020 Results

Revenue by category:

Category	Revenue by Category	Year-over-Year Change	% of Total Revenue
Instruments	$45.5 million	(9)%	33%
Consumables	$54.4 million	20%	40%
Service	$22.6 million	6%	16%
Other	$15.6 million	N/A	11%
Total revenue	$138.1 million	18%	100%

Mass Cytometry by Category	Revenue by Category	Year-over-Year Change	% of Total
Instruments	$28.5 million	(31)%	46%
Consumables	$18.0 million	1%	29%
Service	$15.6 million	12%	25%
Total	$62.1 million	(15)%	100%

Microfluidics by Category*	Revenue by Category	Year-over-Year Change	% of Total
Instruments	$17.0 million	102%	28%
Consumables	$36.4 million	32%	60%
Service	$7.0 million	(6)%	12%
Total	$60.4 million	39%	100%

*Microfluidics by category excludes Other Revenue of $15.6 million.

Revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
Americas*	$74.5 million	59%	54%
EMEA	$37.8 million	(6)%	27%
Asia-Pacific	$25.8 million	(15)%	19%
Total revenue	$138.1 million	18%	100%

*Americas geographic area includes Other Revenue of $15.6 million.

Active installed base :

Active installed base for selected instruments	As of December 31, 2020
Mass Cytometry	328
Imaging-enabled instruments	102*
Biomark™ generating patient testing results	30*
Biomark/Biomark HD/EP1™ for other applications	457

*Subset of Mass Cytometry and Biomark instrument totals

Annual 2021 Guidance

  Product and service revenue of approximately $140 million to $150 million, or approximately 14 to 22 percent year-over-year growth.
  Other revenue of $4 million to $5 million.
  GAAP net loss of $50 million to $54 million.
  Non-GAAP net loss of $17 million to $21 million.

Q1 2021 Guidance

  Product and service revenue of approximately $29 million to $31 million, or approximately 20 percent to 29 percent year-over-year growth.
  Other revenue of $1 million to $2 million.
  Total revenue of approximately $30 million to $33 million.

Conference Call Information
Fluidigm will host a conference call today, February 10, 2021, at 2:00 p.m. PT, 5:00 p.m. ET, to discuss fourth quarter and full year 2020 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing the following:

US domestic callers: (877) 556-5248
Outside US callers: (720) 545-0029
Please reference Conference ID: 4664638

A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at Events & Presentations. The link will not be active until 1:45 p.m. PT, 4:45 p.m. ET on February 10, 2021.

After the live webcast, the call will be archived on Fluidigm’s Investor Relations page at investors.fluidigm.com. In addition, a telephone replay of the teleconference will be available approximately 90 minutes after the end of the call.

The replay dial-in numbers are:

US domestic callers: (855) 859-2056
Outside US: (404) 537-3406
Please reference Conference ID: 4664638

The telephone replay will be available until February 17.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-and twelve-month periods ended December 31, 2020, and December 31, 2019. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating loss exclude estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the tables accompanying our earnings release. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding revenue growth and opportunities, development and expansion of Fluidigm’s diagnostic business, new product releases, additional collaborations and partnerships, benefits and increasing adoption and utilization of Fluidigm mass cytometry products and technologies, benefits and plans for contractual relationships, regulatory filings and authorizations, adoption of and demand for the Advanta Dx SARS-CoV-2 RT-PCR assay and related Fluidigm microfluidics products, and revenue and net loss guidance for future periods. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to the potential adverse effects of the coronavirus pandemic on our business and operating results; the possible loss of key employees, customers, or suppliers; uncertainties in contractual relationships; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; potential changes in priorities or requirements for Emergency Use Authorizations or other regulatory authorizations or approvals; potential limitations of any Emergency Use Authorization or other regulatory authorizations or approvals; potential changes in the priorities of government agencies; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Fluidigm research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2019, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Advanta, Biomark, CyTOF, Direct, EP1, Imaging Mass Cytometry, Immune Profiling Assay, and Maxpar are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. All other trademarks are the sole property of their respective owners. The Advanta Dx SARS-CoV-2 RT-PCR Assay is for In Vitro Diagnostic Use. It is for Use under Emergency Use Authorization Only. Rx Only. Other Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information
We use our website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Contact:

Investors:
Agnes Lee
Vice President, Investor Relations
650 416 7423
agnes.lee@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
650 243 6621
mark.spearman@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Product revenue	$34,348	$26,688	$99,944	$95,416
Service revenue	6,122	5,402	22,579	21,277
Product and service revenue	40,470	32,090	122,523	116,693
Other revenue (Note 1)	4,138	350	15,621	550
Total revenue	44,608	32,440	138,144	117,243
Costs and expenses:
Cost of product revenue	15,631	12,452	47,527	45,461
Cost of service revenue	2,760	2,100	7,291	7,503
Cost of product and service revenue	18,391	14,552	54,818	52,964
Research and development	11,186	8,278	36,461	31,640
Selling, general and administrative	31,935	18,791	97,901	84,478
Total costs and expenses	61,512	41,621	189,180	169,082
Loss from operations	(16,904)	(9,181)	(51,036)	(51,839)
Interest expense	(890)	(643)	(3,572)	(4,279)
Loss from extinguishment of debt	—	(3,020)	—	(12,020)
Other income, net	755	513	507	1,433
Loss before income taxes	(17,039)	(12,331)	(54,101)	(66,705)
Income tax benefit (expense)	(987)	(354)	1,081	1,915
Net loss	$(18,026)	$(12,685)	$(53,020)	$(64,790)
Net loss per share, basic and diluted	$(0.24)	$(0.18)	$(0.74)	$(0.97)
Shares used in computing net loss per share, basic and diluted	74,277	69,706	72,044	66,779

Note:
(1) Other revenue includes development revenue, license revenue, royalty revenue, and grant revenue.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2020	2019 (1)
ASSETS
Current assets:
Cash and cash equivalents (Note 2)	$68,520	$21,661
Short-term investments (Note 2)	—	36,978
Accounts receivable, net	25,423	18,981
Inventories, net	19,689	13,884
Prepaid expenses and other current assets	4,031	4,592
Total current assets	117,663	96,096
Property and equipment, net	17,531	8,056
Operating lease right-of-use asset, net	38,114	4,860
Other non-current assets	4,680	5,492
Developed technology, net	40,206	46,200
Goodwill	106,563	104,108
Total assets	$324,757	$264,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,220	$5,152
Accrued compensation and related benefits	13,787	5,160
Operating lease liabilities, current	2,973	1,833
Other accrued liabilities	14,794	8,873
Deferred revenue, current	13,475	11,803
Total current liabilities	54,249	32,821
Convertible notes, net	54,224	53,821
Deferred tax liability	8,697	11,494
Operating lease liabilities, non-current	38,178	4,323
Deferred revenue, non-current	7,990	8,168
Deferred grant income, non-current	21,036	—
Other non-current liabilities	1,333	573
Total liabilities	185,707	111,200
Total stockholders’ equity	139,050	153,612
Total liabilities and stockholders’ equity	$324,757	$264,812

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents, available for sale securities and restricted cash consist of:
Cash and cash equivalents	$68,520	$21,661
Short-term investments	—	36,978
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,016	2,075
Total cash and cash equivalents, available for sale securities and restricted cash	$69,536	$60,714

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2020	2019
Operating activities
Net loss	$(53,020)	$(64,790)
Depreciation and amortization	4,014	4,605
Stock-based compensation expense	14,451	11,393
Amortization of developed technology	11,910	11,200
Impairment of intangible	—	443
Loss from extinguishment of debt	—	12,020
Loss on disposal of property and equipment	212	89
Other non-cash items	4,602	3,427
Change in assets and liabilities, net	2,414	(13,597)
Net cash used in operating activities	(15,417)	(35,210)

Investing activities
Proceeds from RADx grant	21,036	—
Acquisition, net of cash acquired	(5,154)	—
Purchases of investments	—	(62,370)
Proceeds from sale of investments	5,010	—
Proceeds from maturities of investments	31,800	25,600
Purchases of property and equipment	(12,717)	(2,531)
Net cash provided by (used in) investing activities	39,975	(39,301)

Financing activities
Proceeds from issuance of common stock, net of commissions	20,226	—
Proceeds from debt issuance	—	55,000
Repayment of long-term debt	—	(51,826)
Payments of debt and equity issuance cost	(684)	(1,888)
Proceeds from employee equity programs, net	1,315	1,504
Net cash provided by financing activities	20,857	2,790

Effect of foreign exchange rate fluctuations on cash and cash equivalents	385	56
Net increase (decrease) in cash, cash equivalents and restricted cash	45,800	(71,665)
Cash, cash equivalents and restricted cash at beginning of period	23,736	95,401
Cash, cash equivalents and restricted cash at end of period	$69,536	$23,736

Cash and cash equivalents, restricted cash and available for sale securities consist of:
Cash and cash equivalents	$68,520	$21,661
Short-term investments	—	36,978
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,016	2,075
Total cash and cash equivalents, available for sale securities and restricted cash	$69,536	$60,714

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net loss (GAAP)	$(18,026)	$(12,685)	$(53,020)	$(64,790)
Stock-based compensation expense	4,093	3,101	14,451	11,393
Amortization of developed technology (a)	2,981	2,800	11,910	11,200
Depreciation and amortization	1,026	1,121	4,014	4,605
Interest expense (b)	890	643	3,572	4,279
Impairment of intangible (c)	—	443	—	443
Loss on disposal of property and equipment	21	37	212	89
Loss from extinguishment of debt	—	3,020	—	12,020
Benefit from acquisition related income taxes (d)	(742)	(742)	(2,968)	(2,968)
Net loss (Non-GAAP)	$(9,757)	$(2,262)	$(21,829)	$(23,729)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	74,277	69,706	72,044	66,779

Net loss per share - basic and diluted (GAAP)	$(0.24)	$(0.18)	$(0.74)	$(0.97)
Net loss per share - basic and diluted (Non-GAAP)	$(0.13)	$(0.03)	$(0.30)	$(0.36)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Product and service gross profit (GAAP)	$22,079	$17,538	$67,705	$63,729
Amortization of developed technology (a)	2,800	2,800	11,200	11,200
Depreciation and amortization (e)	415	399	1,630	1,714
Stock-based compensation expense (e)	100	95	412	423
Product and service gross profit (Non-GAAP)	$25,394	$20,832	$80,947	$77,066

Product and service margin percentage (GAAP)	54.6%	54.7%	55.3%	54.6%
Product and service margin percentage (Non-GAAP)	62.7%	64.9%	66.1%	66.0%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Operating expenses (GAAP)	$43,121	$27,069	$134,362	$116,118
Stock-based compensation expense (f)	(3,993)	(3,006)	(14,039)	(10,970)
Depreciation and amortization (f)	(792)	(722)	(3,094)	(2,891)
Impairment of intangible (c)	—	(443)	—	(443)
Loss on disposal of property and equipment	(21)	(37)	(212)	(89)
Operating expenses (Non-GAAP)	$38,315	$22,861	$117,017	$101,725

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Loss from operations (GAAP)	$(16,904)	$(9,181)	$(51,036)	$(51,839)
Stock-based compensation expense	4,093	3,101	14,451	11,393
Amortization of developed technology (a)	2,981	2,800	11,910	11,200
Depreciation and amortization (e)	1,026	1,121	4,014	4,605
Impairment of intangible (c)	—	443	—	443
Loss on disposal of property and equipment (e)	21	37	212	89
Loss from operations (Non-GAAP)	$(8,783)	$(1,679)	$(20,449)	$(24,109)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense, primarily on convertible debt
(c) represents impairment of intangible no longer used in our product lines
(d) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(e) represents expense associated with cost of product revenue
(f) represents expense associated with research and development, selling, general and administrative activities